CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-269601) pertaining to the 2019 Equity Incentive Plan, 2023 Equity Incentive Plan, and 2023 Employee Share Purchase Plan of Structure Therapeutics Inc. of our report dated March 8, 2024, with respect to the consolidated financial statements of Structure Therapeutics Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP
San Mateo, California
March 8, 2024